(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Fourth Quarter and
Full Year 2011 Financial Results

Q4 Exceeds Guidance; Record Sales to Other Advanced Markets in 2011

Andover, Mass., February 1, 2012 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports fourth quarter and full year 2011 financial results.

Fourth Quarter Financial Results

Sales were $171.7 million, a decrease of 12% from $194.5 million in the third quarter of 2011, and a decrease of 22% from $219 million in the fourth quarter of 2010.

Fourth quarter net income was $22.7 million, or $0.43 per diluted share, compared to net income of $30.4 million, or $0.57 per diluted share in the third quarter of 2011, and $35.9 million, or $0.70 per diluted share in the fourth quarter of 2010.

Non-GAAP net earnings, which exclude special charges, were $20.4 million, or $0.38 per diluted share, compared to $30.6 million, or $0.58 per diluted share in the third quarter of 2011, and $34.4 million, or $0.67 per diluted share in the fourth quarter of 2010.

Full Year Results

Sales were $822.5 million, a decrease of 4% from $853.1 million in 2010. Net income was $129.7 million, or $2.45 per diluted share, compared to $142.6 million, or $2.80 per diluted share in 2010. Non-GAAP net earnings were $127.9 million, or $2.42 per diluted share, compared to $133.4 million, or $2.62 per diluted share in 2010.

Leo Berlinghieri, Chief Executive Officer and President, said, “2011 was another strong year for MKS. In the first half of the year we delivered our two strongest revenue quarters on record, and, even though we saw a slowdown in the second half, we continued to demonstrate the strength of our financial model and our ability to rapidly adjust to changing business conditions. While sales to our semiconductor customers declined 8% in 2011, we were pleased to set a new record for sales to other advanced markets, which grew to $321 million for the year. We added $140 million in net cash and investments to the balance sheet, declared quarterly dividends returning $31.4 million to our shareholders during 2011, and initiated a $200 million stock repurchase program. 2011 marked a major milestone, as we celebrated our 50th anniversary of serving our customers.

“Looking ahead, since last quarter, capital spending projections for 2012 have improved, and we saw our order rates improve shortly after our last call. We currently expect that sales in the first quarter of 2012 may range from $175 to $195 million, and at these volumes, our non-GAAP net earnings could range from $0.31 to $0.44 per share.”

Conference Call Details

A conference call with management will be held on Thursday, February 2, 2012 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 40616915, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude discontinued operations, amortization of acquired intangible assets, costs associated with acquisitions and disposition related charges, and certain adjustments to income taxes. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures, which exclude discontinued operations and disposition related charges, amortization of acquired intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and income tax adjustments related to settlement of tax audits, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 1)
	December 31, 2011	December 31, 2010	September 30, 2011
Net revenues	$171,671	$218,978	$194,508
Cost of revenues	95,710	121,657	106,830

Gross profit	75,961	97,321	87,678
Research and development	14,224	15,790	14,331
Selling, general and administrative	31,473	32,880	31,984
Amortization of intangible assets	264	250	251

Income from operations	30,000	48,401	41,112
Interest income, net	275	303	272

Income from continuing operations before income taxes	30,275	48,704	41,384
Provision for income taxes	7,561	14,528	11,011

Income from continuing operations	22,714	34,176	30,373
Income from discontinued operations, net of taxes	—	1,773	—

Net income	$22,714	$35,949	$30,373

Basic income per share:
Continuing operations	$0.43	$0.68	$0.58
Discontinued operations	—	0.03	—

Net income	$0.43	$0.71	$0.58
Diluted income per share:
Continuing operations	$0.43	$0.67	$0.57
Discontinued operations	—	0.03	—

Net income	$0.43	$0.70	$0.57
Cash dividends per common share	$0.15	$—	$0.15
Weighted average shares outstanding:
Basic	52,465	50,415	52,456
Diluted	53,105	51,245	52,992
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income from continuing operations	$22,714	$34,176	$30,373
Adjustments (net of tax, if applicable):
Settlement of foreign tax audit	(2,548)	—	—
Amortization of acquired intangible assets	264	250	251
Proforma tax adjustments	(71)	(66)	(67)

Non-GAAP net earnings (Note 2)	$20,359	$34,360	$30,557

Non-GAAP net earnings per share (Note 2)	$0.38	$0.67	$0.58

Weighted average shares outstanding	53,105	51,245	52,992

Note 1: During 2010, the Company sold two product lines that no longer met the Company’s long-term strategic objectives. The results of operations of the two product lines have been classified as discontinued operations in the consolidated statements of operations for the prior year period provided.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude results of discontinued operations and disposition related charges, amortization of acquired intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and income tax adjustments related to settlement of tax audits.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Twelve Months Ended December 31, (Note 1)
	2011	2010
Net revenues	$822,517	$853,114
Cost of revenues	447,529	474,476

Gross profit	374,988	378,638
Research and development	61,033	62,689
Selling, general and administrative	128,015	119,841
Amortization of intangible assets	1,015	1,283
Gain on sale of asset	—	(682)

Income from operations	184,925	195,507
Interest income, net	1,127	917

Income from continuing operations before income taxes	186,052	196,424
Provision for income taxes	56,321	63,505

Income from continuing operations	129,731	132,919
Income from discontinued operations, net of taxes	—	9,668

Net income	$129,731	$142,587

Basic income per share:
Continuing operations	$2.49	$2.66
Discontinued operations	—	0.19

Net income	$2.49	$2.85
Diluted income per share:
Continuing operations	$2.45	$2.61
Discontinued operations	—	0.19

Net income	$2.45	$2.80
Cash dividends per common share	$0.60	$—
Weighted average shares outstanding:
Basic	52,169	50,077
Diluted	52,847	50,927
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income from continuing operations	$129,731	$132,919
Adjustments (net of tax, if applicable):
Settlement of foreign tax audit	(2,548)	—
Amortization of acquired intangible assets	1,015	1,283
Gain on sale of asset (Note 2)	—	(682)
Proforma tax adjustments	(268)	(113)

Non-GAAP net earnings (Note 3)	$127,930	$133,407

Non-GAAP net earnings per share (Note 3)	$2.42	$2.62

Weighted average shares outstanding	52,847	50,927

Note 1: During 2010, the Company sold two product lines that no longer met the Company’s long-term strategic objectives. The results of operations of the two product lines have been classified as discontinued operations in the consolidated statements of operations for the prior year period provided.

Note 2: The twelve month period ended December 31, 2010 includes a $682 gain on the sale of a vacated facility.

Note 3: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude results of discontinued operations and disposition related charges, amortization of acquired intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and income tax adjustments related to settlement of tax audits.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	December 31, 2011	December 31, 2010
ASSETS
Cash and short-term investments	$565,519	$431,933
Trade accounts receivable, net	120,894	138,181
Inventories	153,632	156,429
Other current assets	44,856	26,352

Total current assets	884,901	752,895
Property, plant and equipment, net	72,487	68,976
Goodwill	140,084	140,020
Intangible assets, net	1,043	1,743
Long-term investments	7,873	—
Other assets	12,266	18,779

Total assets	$1,118,654	$982,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$1,932	$—
Accounts payable	24,853	36,427
Accrued expenses and other liabilities	69,646	73,259

Total current liabilities	96,431	109,686
Other liabilities	32,211	25,688
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	707,419	663,792
Retained earnings	268,870	171,356
Other stockholders’ equity	13,610	11,778

Total stockholders’ equity	990,012	847,039

Total liabilities and stockholders’ equity	$1,118,654	$982,413